Exhibit 99.1

Investor and Media Contact:

Samuel Fisch

Executive Director, Investor Relations and Corporate Communications

Email: veruinvestor@verupharma.com

Veru Announces Reverse Stock Split

MIAMI, FL – August 6, 2025 – Veru Inc. (NASDAQ: VERU), a late clinical stage biopharmaceutical company focused on developing innovative medicines for the treatment of cardiometabolic and inflammatory diseases, today announced that it will effect a 1-for-10 reverse stock split of its shares of common stock. The reverse stock split will become effective at 11:59 pm CT on Friday, August 8, 2025. The Company’s common stock is expected to begin trading on the Nasdaq Capital Market under the same symbol (VERU) on a split-adjusted basis at the market open on August 11, 2025 with the new CUSIP number 92536C202.

At the effective time, all outstanding stock options, stock appreciation rights, and equity incentive plans will be proportionally affected. Every 10 shares of issued and outstanding shares of the Company’s common stock will automatically be reclassified into one issued and outstanding share of common stock without any change in the par value of $0.01 per share. No fractional shares will be issued in connection with the reverse stock split and shareholders will be entitled to a cash payment in lieu of fractional shares. The reverse stock split will affect all shareholders uniformly and will not affect any shareholder's ownership percentage of Veru’s shares, except for those shareholders receiving a cash payment in lieu of fractional shares.

The Company is primarily implementing the reverse stock split to enable it to regain compliance with the Nasdaq $1.00 minimum bid price requirement. The reverse stock split was approved by the Company’s shareholders at the Special Meeting of Shareholders on July 25, 2025. Subsequently, the Board of Directors approved the reverse stock split at a ratio of 1-for-10.

Computershare Inc. and its affiliate Computershare Trust Company, N.A., the Company’s transfer agent (collectively, “Computershare”), will act as the exchange agent for the reverse stock split. Shareholders of record holding certificates representing pre-split shares of the Company’s common stock will receive a letter of transmittal from Computershare with instructions on how to surrender certificates representing pre-split shares. Such shareholders should not send in their pre-split certificates until they receive a letter of transmittal from Computershare. Shareholders of record who held pre-split certificates will receive their post-split shares in book-entry form and will receive a statement from Computershare regarding their Company common stock ownership post-reverse stock split. Shareholders with book-entry shares or who hold their shares through a bank, broker, or other nominee will not need to take any action.

Additional information about the reverse stock split can be found in the definitive proxy statement filed with the Securities and Exchange Commission (SEC) on June 10, 2025, which is available on the SEC’s website, www.sec.gov, and the Company’s website at www.verupharma.com.

About Veru Inc.
Veru is a late clinical stage biopharmaceutical company focused on developing innovative medicines for the treatment of cardiometabolic and inflammatory diseases. The Company’s drug development program includes two late-stage novel small molecules, enobosarm and sabizabulin. Enobosarm, a selective androgen receptor modulator (SARM), is being developed as a next generation drug that makes weight reduction by GLP-1 RA drugs more tissue selective for loss of fat and preservation of lean mass thereby improving body composition and physical function. Sabizabulin, a microtubule disruptor, is being developed for the treatment of inflammation in atherosclerotic cardiovascular disease.

Forward-Looking Statements

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, express or implied statements related to the reverse stock split and expectations with respect to compliance with the minimum required bid price for continued listing on the Nasdaq Capital Market. The words "anticipate," "believe," "could," "expect," "intend," "may," "opportunity," "plan," "predict," "potential," "estimate," "should," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based upon current plans and strategies of the Company and reflect the Company's current assessment of the risks and uncertainties related to its business and are made as of the date of this press release. The Company assumes no obligation to update any forward-looking statements contained in this press release because of new information or future events, developments or circumstances. Such forward-looking statements are subject to known and unknown risks, uncertainties and assumptions, and if any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our actual results could differ materially from those expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to: market conditions and their impact on the trading price of the Company’s common stock on the Nasdaq Capital Market; the development of the Company’s product portfolio and the results of clinical studies possibly being unsuccessful or insufficient to meet applicable regulatory standards or warrant continued development; the Company’s ability to reach agreement with FDA on study design requirements for the Company’s planned clinical studies, including for the Phase 3 program for enobosarm as a body composition drug and the number of Phase 3 studies to be required and the cost thereof; potential delays in the timing of and results from clinical trials and studies, including as a result of an inability to enroll sufficient numbers of subjects in clinical studies or an inability to enroll subjects in accordance with planned schedules; the ability to fund planned clinical development as well as other operations of the Company; the timing of any submission to the FDA or any other regulatory authority and any determinations made by the FDA or any other regulatory authority; the potential for disruptions at the FDA or other government agencies to negatively affect our business; any products of the Company, if approved, possibly not being commercially successful; the ability of the Company to obtain sufficient financing on acceptable terms when needed to fund development and operations; demand for, market acceptance of, and competition against any of the Company’s products or product candidates; new or existing competitors with greater resources and capabilities and new competitive product approvals and/or introductions; changes in regulatory practices or policies or government-driven healthcare reform efforts, including pricing pressures and insurance coverage and reimbursement changes; the Company’s ability to protect and enforce its intellectual property; costs and other effects of litigation, including product liability claims and securities litigation; the Company’s ability to identify, successfully negotiate and complete suitable acquisitions or other strategic initiatives; the Company’s ability to successfully integrate acquired businesses, technologies or products; and other risks detailed from time to time in the Company’s press releases, shareholder communications and Securities and Exchange Commission filings, including the Company's Form 10-K for the year ended September 30, 2024, and subsequent quarterly reports on Form 10-Q. These documents are available on the “SEC Filings” section of our website at www.verupharma.com/investors.

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